Exhibit 99.4

                    NINTH AMENDMENT TO THE HOLDINGS GUARANTY

            NINTH AMENDMENT TO THE HOLDINGS GUARANTY (the "Ninth Amendment"), dated as of March 28, 2003, among TRENWICK GROUP LTD., a company organized under the laws of Bermuda ("Holdings") and the Banks party to the Credit Agreement referred to below. Unless otherwise defined herein, capitalized terms used herein and defined in the Holdings Guaranty referred to below are used herein as so defined.

                              W I T N E S S E T H :

            WHEREAS, Trenwick America Corporation, a Delaware corporation (the "Borrower"), Trenwick Holdings Ltd., a company organized under the laws of the United Kingdom (the "Trenwick Holdings"), the lending institutions from time to time party thereto (each a "Bank" and, collectively, the "Banks"), Wachovia Bank, National Association (f/k/a First Union National Bank), as Syndication Agent (the "Syndication Agent"), Fleet National Bank, as Documentation Agent (the "Documentation Agent"), and JPMorgan Chase Bank (f/k/a The Chase Manhattan
Bank), as Administrative Agent (the "Administrative Agent"), are party to a Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

            WHEREAS, Holdings and the Administrative Agent entered into a Holdings Guaranty, dated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Holdings Guaranty") in order to induce the Banks to make Loans to the Borrower and issue Letters of Credit for the account of the Account Party and Guaranteed Creditors (and Lending Affiliates thereof) to enter into Interest Rate Protection Agreements and Other Hedging Agreements with the Borrower and/or the Account Party; and

            WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend the Holdings Guaranty as provided herein;

            NOW, THEREFORE, it is agreed;

A.    Amendments

            1. Section 3.13(b) of the Holdings Guaranty is hereby amended by deleting the text "March 27, 2003" appearing therein and inserting the text "11:00 P.M. (New York time) on March 31, 2003" in lieu thereof.

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            2. Section 3.14 of the Holdings Guaranty is hereby amended by deleting the text "March 27, 2003" appearing therein and inserting the text "11:00 P.M. (New York time) on March 31, 2003" in lieu thereof.

            3. Section 3.15 of the Holdings Guaranty is hereby amended by deleting the text "March 27, 2003" appearing therein and inserting the text "11:00 P.M. (New York time) on March 31, 2003" in lieu thereof.

            4. Section 3.16 of the Holdings Guaranty is hereby amended by deleting the text "March 27, 2003" appearing therein and inserting the text "11:00 P.M. (New York time) on March 31, 2003" in lieu thereof.

            5. Section 3.18 of the Holdings Guaranty is hereby amended by deleting the text "March 28, 2003" appearing therein and inserting the text "April 4, 2003" in lieu thereof.

            6. Section 4.23 of the Holdings Guaranty is hereby amended by deleting the text ", provided that the payments of any bonus or compensation other than salary or monthly fees under the Specified Employment Agreements and the Unallocated Additional Fee Agreements may only be made if (I) no Default or Event of Default then exists at the time of such payment or would result therefrom and (II) if any Default or Event of Default has occurred (A) the Required Banks have consented to permit such payments after such Default or Event of Default has been cured or waived or (B) the Banks consent to such payments notwithstanding that an Event of Default has occurred and is continuing" appearing therein.

            7. Schedule I to the Holdings Guaranty is hereby amended by (x) deleting the text "(i) a non-solicitation clause on terms reasonably satisfactory to the Administrative Agent and (ii)" and (y) inserting the text "(except for any terms and conditions that restrict any payment in such Agreement to the extent that there is a Default or Event of Default at the time of such payment or as a result thereof)" immediately following the text "Executive Compensation Provisions", in each case in the definitions of "Binet Employment Agreement", "Becker Agreement", "Finkelstein Agreement", "Giordano Employment Agreement", "Graham Agreement", "Hunte Employment Agreement", "Semeraro Employment Agreement" and "Watson Employment Agreement".

B.    Miscellaneous Provisions

            1. In order to induce the Banks to enter into this Ninth Amendment, Holdings hereby represents and warrants that (i) the representations and warranties of Holdings contained in the Holdings Guaranty are true and correct in all material respects on and as of the Ninth Amendment Effective Date (as defined below) (except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date), and (ii) there exists no Default or Event of Default under the Credit Agreement on the Ninth Amendment Effective Date (as defined below), in each case after giving effect to this Ninth Amendment.

            2. This Ninth Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Holdings Guaranty or any other Credit Document.


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            3. THIS NINTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            4. This Ninth Amendment shall become effective on the date (the "Ninth Amendment Effective Date") when Holdings and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent.

            5. From and after the Ninth Amendment Effective Date, all references in the Holdings Guaranty and in the other Credit Documents shall be deemed to be referenced to the Holdings Guaranty as modified hereby.

                                      * * *


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            IN WITNESS WHEREOF, the undersigned have caused this Ninth Amendment to be duly executed and delivered as of the date first above written.

                                              TRENWICK GROUP LTD.


                                              By: /s/ Alan L. Hunte
                                                  ------------------------------
                                                  Name: Alan L. Hunte
                                                  Title: Chief Financial Officer

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                                              [NAME OF LENDER]


                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

        [Signature Page to the Ninth Amendment to the Holdings Guaranty]